UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

XTREME GREEN ELECTRIC VEHICLES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52502	26-2373311
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

3010 East Alexander Rd, North Las Vegas, NV 89030

(Address of principal executive offices) (zip code)

(702) 870-0700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Copies to:

Louis A. Brilleman, Esq.

1140 Avenue of the Americas, 9th Floor

New York, New York 10036

Phone: (212) 584-7805

Fax: (646) 380-6635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b) On November 16, 2015, Xtreme Green Electric Vehicles Inc. (the “Company”) received notice from RBSM LLP, the Company’s independent registered public accounting firm (“RBSM”), that RBSM did not complete its pre-issuance review of the Company’s unaudited condensed consolidated financial statements and notes thereto included with the Company’s Form 10-Q for the quarter ended September 30, 2015 (the “Financial Statements”), which was filed on November 13, 2015 (the “Original 10-Q Filing”). Prior to the Original 10-Q Filing, the Company believed, in good faith, that RBSM had completed its pre-issuance review. Subsequent to the Original 10-Q Filing, RBSM will complete its pre-issuance review and the Company will file an amended Form 10-Q for the quarter ended (the “Amended Filing”) as soon as possible after the date hereof solely to reflect the completion of RBSM’s pre-issuance review.

As a result of RBSM not completing its pre-issuance review, on November 16, 2015, the acting Chief Financial Officer of the Company, as advised by RBSM, determined that the Financial Statements included in the Original 10-Q Filing should not be relied upon. As of the date of this Current Report on Form 8-K (the “Current Report”), the Company is not aware of any material errors that have been identified with respect to the Financial Statements included with the Original 10-Q Filing. The Company’s authorized officers have discussed the matters disclosed in this Current Report with RBSM.

(c) The Company provided RBSM with a copy of the foregoing disclosure in advance of filing this Current Report and requested RBSM to furnish the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made in this Current Report. A copy of such letter, dated November 18, 2015, furnished by RBSM is filed as Exhibit 7.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

7.1	Letter to SEC from RBSM LLP dated November 18, 2015

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xtreme Green Electric Vehicles Inc.

November 18, 2015	By:	/s/ Neil Roth
	Name:	Neil Roth
	Title:	Interim Chief Financial Officer

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